Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Regen BioPharma, Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 03/30/2017	By:	/s/ Todd S. Caven
Todd S. Caven Acting Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Regen BioPharma, Inc. and will be retained by Regen BioPharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.